Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)
                                                        Quarters ended June 30,
                                                          1995         1994
Primary
Earnings:
 Net earnings                                           $ 2,718       $3,149
 Deduct dividends on preference stock                        634         636

 Net earnings applicable to common stock                $ 2,084      $ 2,513


Shares:
 Weighted average number of common
  shares outstanding                                     14,750       14,858
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the period)                                     146           65
 Weighted average number of shares
  outstanding, as adjusted                               14,896       14,923

Primary earnings per share:                             $  0.14      $  0.17

Fully diluted
Earnings:
 Net earnings                                           $ 2,718      $ 3,149
 Deduct dividends on preference stock (1)                   634          636

 Net earnings applicable to common stock                $ 2,084      $ 2,513

Shares:
 Weighted average number of common
  shares outstanding                                     14,750       14,858
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the higher of the
  closing or the average market price
  for the period)                                           226           65

 Weighted average number of shares
 outstanding, as adjusted                                14,976       14,923

Fully diluted earnings per share                        $  0.14      $  0.17












                                    -19-

Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                                      Quarters ended June 30,
Additional Fully Diluted Computation (2)                1995           1994

Earnings:
 Net earnings                                         $ 2,718        $ 3,149

Shares:
 Weighted average number of common shares
  outstanding                                          14,750         14,858
 Dilutive effect of outstanding options and
  rights (as determined by the application of
  the treasury stock method at the higher of
  the closing or average market price for
  the period)                                             226             65
 Shares issuable from assumed exercise of
  convertible preference stock                          1,686          1,699

 Weighted average number of shares
  outstanding, as adjusted                             16,662         16,622

Fully diluted earnings per share                      $  0.16        $  0.19

(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.



























                                    -20-
Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)
                                                      Six Months ended June 30,
                                                          1995         1994
Primary
Earnings:
 Earnings before cumulative effect of
  accounting change                                     $ 5,253      $ 1,878
 Deduct dividends on preference stock                     1,268        1,273

 Earnings before cumulative effect of accounting
  change applicable to common stock                       3,985         605
Cumulative effect of accounting change                       --       (1,361)

 Net earnings (loss) applicable to common stock         $ 3,985      $  (756)

Shares:
 Weighted average number of common
  shares outstanding                                     14,800       14,855
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the period)                                     108           --(1)
 Weighted average number of shares
  outstanding, as adjusted                               14,908       14,855

Primary earnings (loss) per share:
 Operations                                             $  0.27     $   0.04
 Cumulative effect of accounting change                      --        (0.09)

 Net earnings (loss) per share                          $  0.27      $ (0.05)

Fully diluted
Earnings:
 Net earnings                                           $ 5,253      $   517
 Deduct dividends on preference stock (2)                 1,268        1,273

 Net earnings (loss) applicable to common stock         $ 3,985      $ ( 756)

Shares:
 Weighted average number of common
  shares outstanding                                     14,800       14,855
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the higher of the
  closing or the average market price
  for the period)                                           226           --(1)

 Weighted average number of shares
 outstanding, as adjusted                                15,026       14,855






                                    -21-

Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                                     Six Months ended June 30,
                                                         1995          1994
Fully diluted earnings (loss) per share:
 Operations                                           $  0.27        $ 0.04
 Cumulative effect of accounting change                    --          (0.09)

Net earnings (loss) per share                         $   .27        $ (0.05)

Additional Fully Diluted Computation (3)
Earnings:
 Net earnings                                         $ 5,253        $   517

Shares:
 Weighted average number of common shares
  outstanding                                          14,800         14,855
 Dilutive effect of outstanding options and
  rights (as determined by the application of
  the treasury stock method at the higher of
  the closing or average market price for
  the period)                                             226             76
 Shares issuable from assumed exercise of
  convertible preference stock                          1,688          1,700

 Weighted average number of shares
  outstanding, as adjusted                             16,714         16,631

Fully diluted earnings per share                      $  0.31        $  0.03

(1) The inclusion of outstanding options and rights in the computation would have an anti-dilutive effect on earnings per share.

(2) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(3) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

















                                    -22-